SILVESTRE LAW GROUP, P.C.

31200 Via Colinas, Suite 200
Westlake Village, CA 91362
(818) 597-7552
Fax (818) 597-7551

March 1, 2011

Neuralstem, Inc.
9700 Great Seneca Highway
Rockville, Maryland 20850

Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Neuralstem, Inc., a Delaware corporation (the “Registrant” or “you”), with the Securities and Exchange Commission on or about March 1, 2011, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of up to 17,150,000 shares of Common Stock, $0.01 par value, of Neuralstem, Inc. (the “Shares”) that are to be issued pursuant to the Registrants: (i) 2010 Equity Compensation Plan (“2010 Plan”); (ii) 2005 Stock Plan (“2005 Plan”), and (iii)  2007 Stock Plan (“2007 Plan”)(collectively “Plans”).  As your legal counsel, we have examined the proceedings taken and are familiar with the actions proposed to be taken by you in connection with the sale and issuance of the Shares under the Plans and pursuant to the agreements related thereto.

It is our opinion that, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any prospectus constituting a part thereof, and any amendments thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours, SILVESTRE LAW GROUP, Professional Corporation
/s/ Silvestre Law Group, P.C.